Exhibit 99.1

CROSS TIMBERS ROYALTY TRUST

Press Release

Cross Timbers Royalty Trust

Announces New Contact Information

DALLAS, TEXAS, September 26, 2014—Cross Timbers Royalty Trust (NYSE: CRT) today announced the new contact information for the Trust following the change of Trustee.

Southwest Bank is the new Trustee for Cross Timbers Royalty Trust, effective August 29, 2014.

Southwest Bank’s office is located at 2911 Turtle Creek Boulevard, Suite 850, Dallas, TX 75219.

The new toll free customer service number for contacting Cross Timbers Royalty Trust is 1-855-588-7839.

The Trust also has a new web address,www.crt-crosstimbers.com.

Cross Timbers’ cash distribution history, current and prior year financial reports, a link to filings made with the Securities and Exchange Commission and more can be found on its website at www.crt-crosstimbers.com.

The units are listed on The New York Stock Exchange under the symbol “CRT”.

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Contact:

Nancy Willis

Vice President

Southwest Bank, Trustee

Toll-free – 1-855-588-7839